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                                                                   EXHIBIT 10(W)

                             Amended and Restated
                             BANC ONE CORPORATION
                          COMPENSATION DEFERRAL PLAN


                                    PURPOSE
                                    -------

The purpose of the BANC ONE CORPORATION Compensation Deferral Plan (the "Plan") is to provide a means by which eligible Participants of the BANC ONE CORPORATION Performance Improvement Plan or any specialized incentive compensation plan designated by the Board of Directors or Plan Administrator may defer incentive or base salary compensation.

Effective Date

This Plan was originally effective as of January 1, 1982. It was restated effective October 1, 1994 and October 1, 1996 and October 1, 1997. This amended and restated version of the Plan is effective May 1, 1998 unless otherwise specifically indicated in provisions throughout the Plan.


                                   ARTICLE I
                                  DEFINITIONS

When used herein, the following terms shall have the meaning stated herein, unless the context clearly indicates otherwise.

Section 1.1 - Appeals Committee

A committee consisting of three (3) or more officers of the Company who shall be appointed by the Chief Executive Officer of the Company to hear appeals of denied employee, Participant, or Beneficiary benefit claims under the Plan, provided that with respect to denied claims of an executive officer who has been identified by the Company as an Insider, such Appeals Committee shall be the Personnel and Compensation Committee of the Board.

Section 1.2 - Automatic Deferral Award

An award, specified as a deferred award, made from time to time under the Plan by the Company and set forth in Schedule C, as annexed hereto and made a part hereof, which will be payable to the Participant in future years upon the satisfaction of conditions and requirements with respect thereto. The terms and conditions of each such award shall be annexed hereto and made a part of Schedule C.

Section 1.3 - Base Salary

The employee's annual base salary or wage rate with the Company or a Related Company in effect any given point in time, prior to the application of any salary deferrals to qualified or non-qualified
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plans sponsored by the Company or a Related Company.

Section 1.4 - Beneficiary

A person or persons designated by a Participant in accordance with provisions of
Section 3.8, to receive any death benefit which may be payable under this Plan upon the death of said Participant.

Section 1.5 - Board

The Board of Directors of the Company.

Section 1.6 - Change of Control

(a) The acquisition by any individual, entity or group (within the meaning of Section l3(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding Shares or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company,
(iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or a Related Company or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and
(iii) of Subsection (c) of this Section 1.6; or

(b) Individuals who, as of October 1, 1997, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(c) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in which case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding Shares and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their

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ownership, immediately prior to such Business Combination of the Outstanding
Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(d) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

Section 1.7 - Committee

The Personnel and Compensation Committee of the Board which is comprised of two or more non-employee Directors and which shall have the authority of said Board with respect to this Plan.

Section 1.8  Company

BANC ONE CORPORATION.

Section 1.9 - Exchange Act

The Securities Exchange Act of 1934, as amended.

Section 1.10 - Incentive Compensation

The monetary award given to an employee under an Incentive Plan.

Section 1.11 - Incentive Plan

The BANC ONE CORPORATION Performance Improvement Plan(s) or any specialized incentive compensation plan designated by the Board of Directors and as set forth on Schedule A attached hereto and made a part hereof.

Section 1.12 - Insider

Any person who is required to file reports of his beneficial ownership of Shares with the Securities Exchange Commission pursuant to Section 16(a) of the Exchange Act.

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Section 1.13 - Participant

(a) Any person who satisfies the eligibility and participation requirements of this Plan and who elects or has previously elected to defer compensation under this Plan, or

(b) An officer who receives or has received an Automatic Deferral Award, or

(c) A participant under any Prior Plan from and after the effective date of merger of said Prior Plan with and into the Plan.

Section 1.14 - Plan Administrator

BANC ONE CORPORATION.

Section 1.15 - Plan Year

The twelve (12) month period commencing on January 1 and ending the following December 31.

Section 1.16 - Prior Plan

Any base salary or incentive compensation deferral plan of the Company, a Related Company, or a predecessor or successor thereof, which has been merged with and into this Plan as set forth from time to time on the attached Schedule D which is made a part hereof.

Section 1.17- Related Company

A subsidiary or any entity which is a member of a common controlled group with BANC ONE CORPORATION pursuant to Internal Revenue Code Section 1563(a)(1).

Section 1.18 - Shares

Common shares of BANC ONE CORPORATION, or any successor thereto.


                                  ARTICLE II
                                 PARTICIPATION

Section 2.1 - Eligibility

Any officer of the Company (a) who is designated by the Plan Administrator as a participant in one or more Incentive Plans and (b) who is awarded compensation under one or more Incentive Plans, or (c) who receives an Automatic Deferral Award. In addition, such officer must also satisfy the following requirements for purposes of deferring Incentive Compensation and/or Base Salary Compensation, respectively: (a) for Incentive Compensation, Base Salary as of December 31 of the preceding calendar year which equals or exceeds One Hundred Twenty Five Thousand

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Dollars ($125,000), as indexed from time to time by the Company and/or (b) for
Base Salary Deferrals, Base Salary as of December 31 of the preceding calendar year which equals or exceeds One Hundred Fifty Thousand Dollars ($150,000) or such other limit as is in effect and adjusted from time to time pursuant to Internal Revenue Code Section 401(a)(17); provided, however, that with respect to any newly employed officer who was hired after December 31, such Base Salary requirements applicable to the year of hire shall apply to the Base Salary in effect and as of such officer's date of hire. The Plan Administrator shall notify officers as to their eligibility to participate in either or both of the deferral provisions under this Plan.

Section 2.2 - Conditions of Participation

An individual shall not become a Participant hereunder until he or she furnishes within a reasonable time limit established by the Plan Administrator such completed and executed elections, Beneficiary designations, consents and other documents and information prescribed by the Plan Administrator. Each person upon becoming a Participant shall be deemed conclusively, for all purposes, to have assented to the terms and provisions of this Plan and shall be bound thereby.

Section 2.3 - Election To Defer and Automatic Deferral Awards

(a) Deferral of Annual Incentive Compensation. With respect to elections made for calendar years prior to 1999 under Incentive Plans which make compensation awards annually or less frequently than annually, a Participant may elect, on or before December 31 of any calendar year, to authorize the Company to deduct and withhold payment of any portion of his Incentive Compensation which he will earn during the calendar year for which such election applies and for all succeeding calendar years. Commencing for calendar years after 1998, such election must be made on or before the date such award amount is determined, as provided by the Plan Administrator, but not later than August 1st of the calendar year preceding the year in which the award is made. Any such election shall remain in effect until the earlier of the following events: (i) the Participant terminates his election pursuant to Subsection 2.3(g) of this Plan, or (ii) the Participant ceases to be an employee of the Company or a Related Company.

(b) Deferral of Incentive Compensation Awarded More Frequently than Annually. With respect to Incentive Plans which award compensation more frequently than annually, a Participant may elect on or before December 31 of any calendar year, to authorize the Company to deduct and withhold payment of any portion of his Incentive Compensation which he will earn during the calendar year for which such election applies and for all succeeding calendar years; provided such deferral may be limited by the Company to apply only to specified (which may be less than all) payments of Incentive Compensation earned by the Participant during the year as set forth on the attached Schedule B which is made a part hereof. Commencing for calendar years after 1998, such election must be made on or before the date such award amount is determined, as provided by the Plan Administrator, but not later than August 1st of the calendar year preceding the year in which the award is made. Any such election shall remain in effect until the earlier of the following events: (i) the Participant terminates his election pursuant to Subsection 2.3(g) of this Plan, or (ii) the Participant ceases to be an employee of the Company or a Related Company.

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(c) Deferral of Base Salary Compensation. A Participant eligible to defer Base
Salary, may elect on or before December 31 of any calendar year, to authorize the Company to deduct and withhold any portion of his Base Salary which he will earn during the calendar year for which the election applies and for all succeeding calendar years. The maximum amount which may be deferred under this provision equals the amount by which the Participant's rate of Base Salary pay (when annualized) exceeds $150,000 (or such other amount as in effect from time to time pursuant to Internal Revenue Code Section 401(a)(17)). This subparagraph
(c) is effective December 31, 1996. Any such election shall remain in effect until the earlier of the following events: (1) the Participant terminates his election pursuant to Subsection 2.3(g) of this Plan, or (ii) the Participant ceases to be an employee of the Company or a Related Company.

(d) Deferrals Pursuant to Company Stock Incentive Plan(s). To the extent that the Committee has approved deferral of restricted stock or proceeds from stock option exercises, an employee who has elected such deferral pursuant to the terms and conditions established for such deferrals under long term stock incentive plan(s) designated by the Company, will become a Participant upon the effective date of the deferral and such deferral will automatically be held pursuant to the terms of this Plan.

(e) Newly Eligible Officers. If an officer of the Company first becomes eligible to participate in the Plan during a given calendar year, such officer may elect to participate in the Plan and to defer his Incentive Compensation and Base Salary compensation which he will receive or will earn, but has not yet received, during the remainder of such calendar year and for all succeeding calendar years, if he makes such election within thirty (30) days of becoming eligible to participate in the Plan. Such election shall be made in accordance with Subsections 2.2(a), (b) and (c) as applicable.

(f) Minimum Amounts. The minimum amount of such Compensation which may be deferred under subparagraphs (a) and (b) is Five Thousand Dollars ($5,000).

(g) Timeliness of Election. Any such elections shall be made in such format (including but not limited to approved forms or electronic data response) and in the manner provided by the Plan Administrator. If a Participant who is eligible to participate in this Plan fails to file (or fails to timely file) the forms(s) or take any action required by the Plan Administrator to participate in this Plan for a given Plan year, such person shall not be permitted to participate in this Plan until the next open enrollment period applicable for the next calendar year.

(h) Termination of Election. A Participant may terminate the election to defer payment of Base Salary or Incentive Compensation under the Plan by written notice delivered to the Plan Administrator. Such election shall become effective as of the end of the calendar year in which said notice is given with respect to compensation payable for subsequent calendar years. Amounts credited to the Participant's account prior to the effective date of deferral cessation shall not be affected thereby and shall be distributed pursuant to Section 3.1 of the Plan.

(i) Automatic Deferral Awards. If a Participant is awarded an Automatic Deferral Award, no election of or approval by the Participant shall be required with respect thereto and such award will automatically be held pursuant to the terms of this Plan and such award.

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Section 2.4 - Participant Directed Accounts

Incentive Compensation and Base Salary deferred at the election of a Participant and Automatic Deferrals shall be held in the general funds of the Company and shall be credited to an account established by the Company in the Participant's name to which deferrals made in accordance with this Plan are credited. Except with respect to any award for which Participant election is not applicable, each Participant who chooses to participate in this Plan shall elect, on the form(s) and in the manner prescribed by the Plan Administrator, to direct the investment of his account in any of the alternative investment funds established by the Board from time to time. With the exception of Automatic Deferral Awards which specify the investment method, in the absence of an investment election made by the Participant, all new deferrals and previously deferred funds for which the selected investment fund has been eliminated by the Committee will be invested a money market account. Participants may change their investment decisions in the manner permitted by the Plan Administrator which shall be no less frequently than quarterly. The Plan Administrator may, in its discretion, disregard the investment directions of participants at any time and from time to time. Any Participant, including an Insider, shall be permitted to elect to invest all or any portion of the deferral amount to which such election applies in BANC ONE CORPORATION capital stock as one of the investment options under the Plan. However, no prior deferral amounts, or any part thereof, may be transferred by an Insider into or out of capital stock of the Company without the express approval of the Plan Administrator or the person(s) designated to administer the Plan pursuant to Section 4.1 hereof. Such approval will be allowed when, in the judgment of the Plan Administrator or such appointed person(s), such a transfer of previously allocated funds will not (i) as a result of Discretionary Transactions elected by the Insider (as that term is used in Rule 16b-3 of the Securities and Exchange Commission) under the Plan and all other employee benefit plans of the Company and Related Companies, subject such person to potential liability under Section 16(b) of the Securities and Exchange Act of 1934; or (ii) subject such person or the Company to potential liability under other Securities and Exchange Commission rules; or (iii) jeopardize or make less likely the ability to properly account for a transaction in which the Company is participating and which the Company wishes to account for as a pooling of interests as a "pooling of interests".

Section 2.5 - Funding

The Plan shall be entirely unfunded and no provision shall at any time be made with respect to segregating any assets of the Company or a Related Company for payment of any benefit hereunder. No Participant, Participant's spouse or any other person shall have any interest in any particular assets of the Company or any Related Company by reason of the right to receive a benefit under the Plan, and any such Participant, Participant1s spouse, or other person shall have only the rights of a general unsecured creditor of the Company with respect to any rights under the Plan. Nothing contained in the Plan shall constitute a guaranty by the Company or other entity or person that the assets of the Company will be sufficient to pay any benefit hereunder.

Section 2.6 - Statement of Accounts

At least once annually, the Plan Administrator shall furnish each Participant with a written statement of his account setting forth the net income or loss of the account; any administrative

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expenses charged to the account; all payments and distributions made from the account; and such further information as the Plan Administrator deems appropriate.

Section 2.7 - Exchange of Accounts for Options

Subject to Committee approval, a Participant may be provided the opportunity to surrender any or all of his accounts under the Plan in exchange for options under the BANC ONE CORPORATION Investment Option Plan. The Participant's account(s) shall be valued for such purpose as of the day before the effective date of the exchange. The opportunity to make such surrender and exchange shall be made pursuant to the terms and conditions set forth by the Plan Administrator and as approved by the Committee.

                                 ARTICLE  III
                                 DISTRIBUTIONS

Section 3.1 - Timing of Distributions

Amounts credited to a Participant under the Plan and which are eligible for distribution shall be distributed as soon as administratively feasible as follows:

(a) On or after January 1st on or following the later of (i) the Participant's retirement or termination of employment from the Company and (ii) the date the Participant is no longer a statutory director, an emeritus director, an advisory board member, or an honorary director of the Company or a Related Company;

(b) Upon the death of the Participant, in accordance with Section 3.4; or

(c) After an acceleration of benefits under Section 3.6;

(d) Upon receipt by the Plan Administrator of the Participant's written request to receive all of his account; or

(e) After termination of this Plan in accordance with Section 5.1;

provided, however, that no distribution or payment shall be allowed hereunder unless, in the judgment of the Plan Administrator or its appointees, such distribution or payment will not constitute a Discretionary Transaction under Securities and Exchange Commission Rule 16b-3 which will subject the Participant to potential liability under Section 16(b) of the Exchange Act or jeopardize or make less likely the ability to properly account for a transaction in which the Company is participating and which the Company wishes to account for as a "pooling of interests"; and

provided, further, that (i) any distribution made pursuant to Section 3.1(d) shall be in a single

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lump sum which amount shall be 10% less than the total amount attributed to such
Participant's account, which 10% shall be withheld by and forfeited to the Company, and (ii) the Participant making such request shall not be eligible to defer Fees payable after the date of such election until on or after January 1 of the second calendar year following the year in which such Participant made such election for distribution.

Section 3.2 - Form of Distributions

(a) Amounts credited to a Participant under the Plan which are eligible for distribution shall be distributed in a lump sum payment or in annual installments over a five- or ten-year period as the Participant has elected on the form(s) and in the manner provided by the Plan Administrator. Any such payment election shall continue in effect until the Participant elects a different form of payment. All such elections must be made at least six (6) months prior to the date of distribution. All distributions shall be made in cash, except to the extent that amounts credited to the Plan pursuant to Sections 2.3(e) and (i) are required to be distributed as shares of Company common stock. The Participant's election regarding form of payment only applies to those Participants who terminate employment due to retirement or disability. If a Participant terminates employment for any other reason or if a Participant fails to make such an election with respect to the amounts credited to his account, such amount shall be paid in a lump sum.

(b) The first installment (or the lump sum payment if the Participant so elects) shall be paid on the commencement date described above and subsequent installments shall be paid as soon as administratively feasible after the first business day of each succeeding calendar year until the entire amount credited to the Participant's deferred account shall have been paid. During such time as amounts credited to a Participant under the Plan continue to be held for the Participant or the Participant's Beneficiary, such amounts shall continue to share in appreciation and/or depreciation in accordance with the Participant's investment elections and shall be charged administrative expenses as provided in
Section 4.2.

(c) Any Automatic Deferral Award or other special or incentive compensation held under the Plan which, pursuant to the terms of such award, is subject to vesting or the satisfaction of other conditions or requirements as specified in Schedule C, shall not be eligible for distribution to the Participant pursuant to the terms of this Article III until such vesting or other conditions have been satisfied. Until such vesting or other conditions or requirements have been satisfied pursuant to the terms of the applicable award, such award or the proceeds thereof, in whatever form or fund invested, shall be subject to forfeiture to the Company.

(d) The form and frequency of distribution being made from a Prior Plan at the effective date of Plan merger will continue in effect provided that such distribution is, in the sole discretion of the Plan Administrator, deemed to be reasonably administratively feasible under the Plan and further provided that the payment amount is determined in a manner approved by the Plan Administrator pursuant to Section 3.3 of this Plan.

Section 3.3 - Cash Payments: Determination of Amount

All distributions to Participants shall be made in the form of cash, with exception of those portions

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of the Participant's account which are invested in common stock of the Company and which can or must be distributed in kind as provided in Schedule C. Subject to Section 3.2, the amount to be distributed shall be determined based on the fair market value of the balance eligible for distribution credited to the Participant's account as of the close of business on last day of the calendar month immediately preceding distribution or such later valuation date immediately preceding the date of distribution if the accounts are valued more frequently than monthly (i.e., daily), or in such other manner as is approved by the Plan Administrator for Prior Plan payments.

Section 3.4 - payments in the Event of a Participant's Death

In the event a Participant dies before payments from the Participant's account have commenced or after such payments have commenced but before the entire amount credited to the Participant's account has been paid, all amounts credited to the Participant's account which are eligible for distribution at the time of the Participant's death, together with accumulated earnings thereon net of charges for administrative expenses, shall be paid to the Beneficiary or Beneficiaries described in Section 3.8, below, in a lump sum payment as soon as administratively feasible after the Plan Administrator is notified of the Participant's death unless the Participant has indicated on any beneficiary designation forms an alternate manner of payment which is permitted by the Plan Administrator.

Section 3.5 - Vesting

Each Participant is immediately one hundred percent (100%) vested in all amounts credited to his account and any earnings thereon, except for those portions which remain subject to the satisfaction of vesting or other requirements.

Section 3.6 - Acceleration of Benefits for Unforeseeable Emergencies

The Plan Administrator, with the approval of the Chief Executive Officer of the Company, may accelerate the payment of any vested amounts eligible for distribution held in any Participant's account in the case of unforeseeable emergencies. An "unforeseeable emergency" is a severe financial hardship to the Participant or Beneficiary resulting from a sudden and unexpected illness or accident of the Participant or dependent of the Participant, loss of Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The circumstances which will constitute a "unforeseeable emergency" will depend upon the facts of each case, but in any case, payment will not be made to the extent that such hardship is or may be relieved: (a) Through reimbursement or compensation by insurance or otherwise; (b)By liquidation of the Participant's assets, to the extent the liquidation of such assets would not itself cause severe financial hardships; or (c) By cessation of deferrals under the Plan. "Unforeseeable emergency" will not include the need to send the Participant's child to college or the desire to purchase a home. Any early distributions made under this Section 3.6 will only be permitted to the extent reasonably needed to satisfy the emergency needs.

No distribution or payment shall be allowed hereunder unless, in the judgment of the Plan Administrator or its appointees, such distribution or payment will not constitute a Discretionary

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Transaction under Securities and Exchange Commission Rule 16b-3 which will subject the Participant to potential liability under Section 16(b) of the Exchange Act or jeopardize or make less likely the ability to properly account for a transaction in which the Company is participating and which the Company wishes to account for as a "pooling of interests".

Section 3.7 - Withholding and Deductions

All benefit payments made under the Plan to any Participant or Beneficiary shall be subject to allocable withholding and to such other deductions as shall at the time of such payment be required under any income tax or other law, whether of the United States or any other jurisdiction, and delivery to the Plan Administrator of all necessary documents. To the extent that the Company is required to withhold any current taxes at the time of deferral of Incentive Compensation, the deferral amount shall be reduced by the required taxes. Determinations by the Plan Administrator as to withholding shall be binding on the Participant and applicable Beneficiary(ies).

Section 3.8 - Beneficiary Designation

Each Participant who has a deferred account hereunder may from time to time designate a Beneficiary(ies) to receive the amounts credited to the Participant's account and eligible for distribution in the event of the Participant's death prior to the time such account is distributed to the Participant. Such designation shall be made pursuant to the procedures established by the Plan Administrator and in a form satisfactory to the Plan Administrator. Each proper designation of Beneficiary will revoke all previous Beneficiary designations. The revocation of a Beneficiary designation, no matter how effected, shall not require the consent of or notice to any designated Beneficiary.

If any Participant fails to designate a Beneficiary in the manner provided above, or if any Participant is not survived by such Beneficiary(ies), that part of the Participant's account eligible for distribution shall be paid as follows:

(a) If the Participant is married, to the Participant's spouse;

(b) If the Participant is unmarried, to the Participant's estate.

Section 3.9 - Rights to Benefits

Nothing contained in this Plan is intended to give or shall give any spouse, former spouse or Beneficiary of a Participant or any other person any right to benefits under this Plan by virtue of Internal Revenue Code Sections 401(a)(11) and 417 (relating to qualified pre-retirement survivor annuities) and qualified joint and survivor annuities) or Internal Revenue Code Sections 401(a)(13)(B) and 414(p) (relating to qualified domestic relations orders) as amended.

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                                  ARTICLE IV
                                ADMINISTRATION

Section 4.1 - Administrative Powers and Duties

The Plan Administrator shall be responsible for the general operation and administration of the Plan and for carrying out the provisions thereof. The Chief Executive Officer of the Company may, in his discretion, appoint an employee or employees or an administrative committee in writing to administer the provisions of this Plan. The decision of the Plan Administrator with respect to any questions arising as to the administration or interpretation of this Plan, including the discontinuance of any or all of the provisions thereof, shall be final, conclusive, and binding. If the Plan is administered by a committee, such committee may act by a majority of its members by vote at a meeting or in writing without a meeting signed by all the members of the committee.

Section 4.2 - Expenses

Any cost or expense of administering the Plan shall be paid by the Company and/or participating Related Companies. Notwithstanding the above, the Plan Administrator may charge each Participant's account with the amount of reasonable administrative expenses it determines, in its sole discretion, for the cost of administering this Plan. Any such charges shall reduce the earnings credited to the Participant's account and shall be applied in a uniform and nondiscriminatory manner.

Section 4.3 - Records

The Plan Administrator shall keep such records of such information, as shall be proper, necessary or desirable to effectuate the purposes of the Plan, including without in any manner limiting the generality of the foregoing, records and information with respect to deferral elections, Participant accounts, dates of employment and termination and determinations made hereunder. To the extent that the Plan Administrator shall prescribe forms for use by the Participants and their Beneficiaries in communicating with the Plan Administrator and shall establish periods during which communications may be received, the Plan Administrator shall be protected in disregarding any notice or communication for which a form shall so have been prescribed and which shall not be made in such form and any notice or communication for the receipt of which a period shall so have been established and which shall not be received during such period. The Company, the Plan Administrator and the Appeals Committee shall respectively also be protected in acting upon any notice or other communication purporting to be signed by any person and reasonably believed to be genuine and accurate, including the Participant's current mailing address.

Section 4.4 - Determinations

All determinations hereunder made by the Plan Administrator or the Appeals Committee shall be made in the sole and absolute discretion of the Plan Administrator or Appeals Committee, as the case may be.

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Section 4.5 - Claims Procedure

The Plan Administrator shall have discretion regarding benefit determinations. If required by the Plan Administrator, any person entitled to benefits hereunder must file a claim with the Plan Administrator upon forms furnished by the Plan Administrator. Notwithstanding any other provision of this Plan, payment of benefits need not be made until receipt of the claim and the expiration of the time periods specified in this Section 4.5 for rendering a decision on the claim. In the event a claim is denied, benefits need not be made or commence until a final decision is reached by the Appeals Committee subject to the provisions of Section 4.6.

The Plan Administrator shall notify the claimant of its decision within ninety
(90) days after receipt of the claim. However, if special circumstances require, the Plan Administrator may defer action on a claim for benefits for an additional period not to exceed ninety (90) days, and in that case it shall notify the claimant of the special circumstances involved and the time by which it expects to render a decision.

If the Plan Administrator determines that any benefits claimed should be denied, it shall give notice to the claimant setting forth the specific reason or reasons for the denial and provide a specific reference to the Plan provisions on which the denial is based. The Plan Administrator shall also describe any additional information necessary for the claimant to perfect the claim and explain why the information is necessary. Such claimant shall be entitled to full and fair review by the Appeals Committee of the denial.

Section 4.6 - Appeal and Review Procedure

If a claim has been denied by the Plan Administrator, the claimant shall have sixty (60) days after receipt of the denial in which to file a notice of appeal with the Plan Administrator. A final determination by the Plan Administrator shall be rendered within sixty (60) days after receipt of the claimant's notice of appeal. Under special circumstances such determination may be delayed for an additional period not to exceed sixty (60) days, in which case the claimant shall be notified of the delay prior to the close of the initial sixty (60) day period. The Appeals Committee's final decision shall set forth the reasons and the references to the Plan provisions on which it is based.

Section 4.7 - Facility of Payment

Whenever a person entitled under the Plan to receive any payment of a benefit, or installment thereof, is under a legal disability or incapacity or is in any way unable to manage his financial affairs, the Plan Administrator may, in its discretion, direct payments on behalf of such person to be made to the incapacitated person's legal representative, custodian, relative, or other such individual(s) as is (are) known by the Plan Administrator to be assisting such person. Such decision by the Plan Administrator shall be made after consultation with those persons, if any, which may include legal counsel and/or medical personnel, which the Plan Administrator in his sole discretion determines are necessary in order to make such decision. Any payment of a benefit or installment thereof in accordance with the provisions of this Section 4.7 shall be a complete discharge of any liability relating to the making of or entitlement to such payment under the provisions of the Plan.

Section 4.8 - Action by the Company

Any action by the Company under this Plan may be by resolution of its Board, or alternatively, by the Committee, or by any person or persons, duly authorized by resolution of said Board to take such action.

Section 4.9 - Exemption from Liability/Indemnification

The members of the Appeals Committee and the persons acting on behalf of the Plan Administrator, shall be free from all liability, joint or several, for their acts, omissions, and conduct, and for the acts, omissions and conduct of their duly appointed agents, in the administration of the Plan, except for those acts or omissions and conduct resulting from willful misconduct or lack of good faith.

The Company shall indemnify each member of the Appeals Committee, the persons acting on behalf of the Plan Administrator and any other employee, officer or director of the Company against any claims, loss, damage, expense and liability, by insurance or otherwise, reasonably incurred by the individual in connection with any action or failure to act by reason of membership on the Appeals Committee or performance of an authorized duty or responsibility for or on behalf of the Company pursuant to the Plan unless the same is judicially determined to be the result of the individual's gross negligence or willful misconduct. Such indemnification by the Company shall be made only to the extent such expense or liability is not payable to or on behalf of such person under any liability insurance coverage. The foregoing right to indemnification shall be in addition to any other rights to which any such person may be entitled as a matter of law.


Section 4.10 - Non-Assignability

No right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, assign, sell, pledge, encumber or charge the same shall be void.

The Plan shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person entitled to benefits hereunder.


                                    ARTICLE V
                           AMENDMENT OR TERMINATION


Section 5.1 - Amendment or Termination

The Company, through action of the Board, or alternatively, the Committee, may amend or terminate this Plan at any time. In the event of a termination, the Company in its sole discretion may accelerate payment of Plan benefits to those Participants participating in the Plan on the date of such termination, to the extent such benefits would be otherwise payable as defined in Section

3.1 determined on the basis that each Participant's presumed termination date was the date the Plan was terminated.

Section 5.2 - Transfer Between Related Companies

In the event that a Participant's employment is transferred from the Company or a Related Company to another Related Company or from a Related Company to the Company, the transfer shall not adversely affect the administration of amounts then credited to the Plan account(s) of such Participant on or as of the date of transfer.

Section 5.3 - Change of Control

The Plan shall not be automatically terminated upon a Change of Control if; following the Change of Control, the Company, its successor or purchaser is obligated to pay, or continue to pay, Plan benefits to those Participants participating in the Plan on the date of such Change of Control, to the extent such benefits would be otherwise payable as defined in Section 3.1.


                                  ARTICLE VI
                              GENERAL PROVISIONS

Section 6.1 - Offset to Benefits

Notwithstanding any provisions of the Plan to the contrary, the Company may, at the time of distribution in its sole and absolute discretion, enforce the right to offset against any amounts to be paid to a Participant under the Plan against any debt of the Participant which has been reduced to judgment in favor of the Company.

Section 6.2 - Construction

In the construction of the Plan, the masculine shall include the feminine and the singular the plural where such meanings would be appropriate.

Section 6.3 - Controlling Law

The laws of the State of Ohio shall be controlling in all matters relating to the Plan and shall be controlling state law in all matters relating to the Plan and shall apply to the extent that it is not preempted by the laws of the United States of America.

Section 6.4 - Effect of Invalid Provisions

If any provision of this Plan is held invalid or unenforceable for any reason, such invalidity or unenforceability shall not effect any provisions hereof, and the remaining provisions of this Plan shall be construed and enforced as if such provisions had not been included.

Section 6.5 - ERISA Status

This Plan shall constitute a plan which is unfunded and which maintained primarily for the purpose of providing deferred compensation benefits for a select group of management or highly compensated employees within the meaning of Sections 202, 301, and 401 of ERISA and the ERISA reporting and disclosure regulations.

IN WITNESS WHEREOF, BANC ONE CORPORATION has caused this Plan to be adopted and effective as first set forth above.


Date: November 2, 1998                BANC ONE CORPORATION
      ----------------

Attest: /s/ Phyllis J. Kohli          By:/s/ Steven A. Bennett
        --------------------             ---------------------
                                         Steven A. Bennett
                                         Senior Vice President and Secretary

                                                    SCHEDULE A


                       BANC ONE CORPORATION COMPENSATION
                                 DEFERRAL PLAN





1. BANC ONE CORPORATION Performance Improvement Plans (PIP) (formerly known as the BANC ONE CORPORATION Key Management Incentive Compensation Plan).

2. Banc One Capital Corporation Annual Incentive Plan

3. BANC ONE CORPORATION EVA Plan(s)

4. Banc One Investment Management Group Institutional Asset Management Incentive Plan

5. Banc One Investment Management Group Institutional Sales Executive Incentive Plan

6. Revised and Restated BANC ONE CORPORATION 1995 Stock Incentive Plan

                                                    SCHEDULE B


                       BANC ONE CORPORATION COMPENSATION
                                 DEFERRAL PLAN


1. Banc One Capital Corporation Quarterly Incentive Plan (4th quarter payment only)


2. Banc One Capital Corporation Semi-Annual Incentive Plan (second portion of semiannual payment only)

                                                               SCHEDULE C




                       BANC ONE CORPORATION COMPENSATION
                                 DEFERRAL PLAN


           Special Provisions Relating To Automatic Deferral Awards


Section 1 - Special Recognition Awards Granted October 22, 1997

On October 22, 1997, BANC ONE CORPORATION ("BANC ONE") granted "Special Recognition Awards" ("Awards") to 11 executive officers to recognize the role and contribution of BANC ONE's line-of-business CEOs and to reward extraordinary contributions made to BANC ONE's restructuring efforts. The amount of each Award was determined in accordance with criteria approved by BANC ONE's Board of Directors. The Awards, based upon initial cash amounts, were made in the form of BANC ONE stock units and are held in the recipient's account in the BANC ONE CORPORATION Compensation Deferral Plan (the "Plan"). The value of the stock units will reflect both changes in the price of BANC ONE common stock and accrued dividends thereon. All Awards shall vest on the earlier of October 22, 2000 or the death or disability of the participant (assuming, in each case, that the participant is employed by BANC ONE on such date), except in the case of an Award granted to one participant which was fully vested as of the date it was granted. Upon vesting, a participant may exchange his BANC ONE stock units into any of the other investment options available to such participant under the Plan. A participant will be entitled to a distribution of the cash value of his vested Award under the terms and conditions set forth in the Plan.

Section 2 - Special Recognition Awards Granted April 21, 1998

On April 21, 1998, BANC ONE CORPORATION ("BANC ONE") granted "Special Recognition Awards" ("Awards") to 2 executive officers to reward extraordinary contributions made to BANC ONE's restructuring efforts and to provide competitive compensation while maximizing shareholder return by minimizing corporate tax expense under Internal Revenue Code Section 162(m). The amount of each Award was determined in accordance with criteria approved by BANC ONE's Board of Directors. The Awards, based upon initial cash amounts, are held in the recipient's account in the BANC ONE CORPORATION Compensation Deferral Plan (the "Plan") and invested in accordance with the participant's elections made pursuant to the Plan, with the exception that the Awards may not be invested in the BANC ONE Stock Fund. The Awards shall vest on the earlier of April 21, 2001 or upon termination of employment due to the death or total and permanent disability of the participant (assuming, in each case, that the participant is employed by BANC ONE on such date). A participant will be entitled to a distribution of the cash value of his vested Award under the terms and conditions set forth in the Plan.

                                                       SCHEDULE D


                BANC ONE CORPORATION COMPENSATION DEFERRAL PLAN

               Special Provisions Relating To Prior Plan Mergers



Merger Date       Plan Name/Sponsor                          Special Provisions
-----------       -----------------                          ------------------

March 13, 1998    Metropolitan Bancorp Deferred Incentive    Participants
                  Incentive Compensation Plan                terminating
                                                             employment prior
                                                             to the merger
                                                             date may elect
                                                             installment
                                                             payments under the
                                                             Plan.


March 13, 1998    Metropolitan Bancorp, Inc. Excess          None
                  Savings Plan



March 13, 1998    Metropolitan Bancorp, Inc. Special         None
                  Deferral Agreement


March 13, 1998    Liberty National Bancorp, Inc. and         None

                  Amended Restated Management Compensation
                  Plan.